Exhibit 23.2

Deloitte

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement and Registration Statements Nos. 333-13350, 333-74932 and 333-112021 on Form S-8 of our reports dated November 13, 2006, relating to the consolidated financial statements of CGI Group Inc. for the year ended September 30, 2006 (which audit report expresses an unqualified opinion and includes comments by Independent Registered Chartered Accountants for U.S. Readers on Canada — U.S. Reporting Differences referring to changes in accounting principles that have been implemented in the Company’s financial statements) and management’s report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 40-F of CGI Group Inc. for the year ended September 30, 2006.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Independent Registered Chartered Accountants

Montreal, Quebec
September 19, 2007

Members of
Deloitte Touche Tohmatsu